Exhibit 15.3

Our ref	RDS/658613-000001/9506920v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Noah Holdings Limited

No. 1687 Changyang Road, Changyang Valley, Building 2

Shanghai 200090

People’s Republic of China

April 27, 2016

Dear Sirs

Noah Holdings Limited

We have acted as legal advisers as to the laws of the Cayman Islands to Noah Holdings Limited, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2015 (“Form 20-F”).

We hereby consent to the reference of our name under the heading “Item 3.D Risk Factors” in the Form 20-F, and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statement on Form S-8 (File No. 333-171541) that was filed on 5 January, 2011.

Yours faithfully

/s/ Maples and Calder

Maples and Calder